Bryce Capital Funds

Special Meeting of Shareholders

[___ _], 2010

Proxy Solicited by the Board of Trustees

The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints __________________ and __________________ as proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the "Special Meeting") of Bryce Capital Funds (the "Trust") with respect to the Bryce Capital Growth Fund and the Bryce Capital Value Fund (each a "Fund" and together the "Funds"), which will be held on [_______ _], 2010, at [__:__] [_].m. Eastern Time at the offices of at the offices of the Trust, 95 Allens Creek Road, Building 1, Suite 201, Rochester, NY 14618, and any adjournments or postponements thereof, all shares of beneficial interest ("Shares") on the proposals set forth on the reverse regarding:

1.
To approve, by a separate vote of the shareholders of each of the Bryce Capital Funds, an Agreement and Plan of Reorganization, dated as of August 6, 2010 between the Trust, on behalf of the Bryce Capital Funds, and the Dblaine Investment Trust, on behalf of the Dblaine Fund, a series of the Dblaine Investment Trust (the “Reorganization”); and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

This proxy is solicited on behalf of the Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting.

This proxy will, when properly executed, be voted as directed herein by the signing shareholders(s).  If no contrary direction is given when the duly executed proxy is returned, this proxy will be voted for the foregoing proposal and will be voted in the appointed proxies' discretion upon such other business as may properly come before the special meeting.

Vote on Proposal

The Board of Trustees recommends a vote for the proposal to:

1
To approve, by a separate vote of the shareholders of each of the Bryce Capital Funds, an Agreement and Plan of Reorganization, dated as of August 6, 2010 between the Trust, on behalf of the Bryce Capital Funds, and the Dblaine Investment Trust, on behalf of the Dblaine Fund, a series of the Dblaine Investment Trust:

o For	o Against	o Abstain

Please date, sign and return this card using the enclosed, postage-paid envelope.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of the Dblaine Investment Trust. Your signature(s) on this proxy should be exactly as your name(s) appear on this proxy. If the shares are held jointly, each holder should sign this proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature (Please sign within the box)	Date

Signature (Joint Owners):	Date

Vote by mail

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

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